UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2013

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 31, 2103, Dr. Donald Jackson decided to retire as a Director of Pilgrim’s Pride Corporation (the “Company”). Dr. Jackson had been nominated to serve as director by JBS (a “JBS Director”). Dr. Jackson, who had recently retired from serving as Chief Executive Officer of JBS USA Holdings, Inc., a subsidiary of JBS S.A. and the Company’s majority stockholder, indicated he is continuing his retirement plans.

     The JBS Nominating Committee nominated and elected Gilberto Tomazoni, President of JBS S.A.'s global poultry business, as a JBS Director of the Company to replace Dr. Jackson. Mr. Tomazoni has over 27 years of industry experience. Mr. Wesley Batista stepped down as Chairman of the Board but will remain a JBS Director, with Mr. Tomazoni elected to serve as his replacement. Mr. Batista will continue to serve as a JBS Director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:	August 2, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer